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                                                                    EXHIBIT 4.7

                         STOCK OPTION AWARD CERTIFICATE

     THIS STOCK OPTION AWARD CERTIFICATE (this "Certificate"), is effective as of September 21, 1998 (the "Grant Date") and executed by MedPartners, Inc., a Delaware corporation ("MedPartners"), as evidence of a grant to:

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                               {NAME OF OPTIONEE}
                                 ("Optionee").
                                  to purchase
                           {NUMBER OF OPTION SHARES}
                  of MedPartners common stock, $.001 par value
                             at $3.00 per share.

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                                    RECITALS

         WHEREAS, on August 6, 1998, the Board of Directors (the "Board") of MedPartners adopted a stock option plan known as the "MedPartners, Inc. 1998 Employee Stock Option Plan" (the "Plan") which authorizes the Compensation Committee of the Board (the "Committee") to grant options to purchase shares of MedPartners' common stock, $.001 par value (the "Common Stock");

         WHEREAS, the Committee has granted the Optionee an Option (as described below) to purchase the number of shares of Common Stock as set forth below;

         WHEREAS, as a material inducement to the granting of the Option, the Optionee has executed and delivered an Option Surrender and Relinquishment Agreement (the "Surrender Agreement"), original Old Options Agreements (as defined in the Surrender Agreement) and (if necessary) Affidavits and a Noncompetition Agreement (each as defined in the Surrender Agreement) (the "Surrender Documents").

                                  OPTION GRANT

NOW, THEREFORE, MedPartners does hereby certify the following:

         1. INCORPORATION OF PLAN. This Option is granted pursuant to the provisions of the Plan and the terms and conditions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to the Optionee. Except as otherwise noted, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan. Notwithstanding anything in this Certificate to the contrary, to the extent the terms of this Certificate conflict with or otherwise attempt to exceed the authority of the Committee set forth under the Plan, the Plan shall govern and control in all respects.

         2. GRANT OF OPTION. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, MedPartners hereby evidences its grant to the Optionee of the right and option to purchase {NUMBER OF OPTION SHARES} shares of Common Stock (the "Option") at a price of $3.00 per share (the "Exercise Price").

         3. OPTION TERM. Unless earlier terminated pursuant to the Plan, this Option shall terminate on the day that is the tenth anniversary of the Grant Date (the "Term"). In the event this Option is not exercised with respect to all or any part of the shares of Common Stock subject to this Option prior to the expiration of the Term or the cancellation of the Option as provided in the Plan, the shares of Common Stock with respect to which this Option was not exercised shall no longer be subject to this Option and Optionee shall have no further right to purchase such shares.

         4.      NOTICE OF EXERCISE OF OPTION.

                 4.1. Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors, or personal representatives (collectively and together with Optionee, the "Exercising Parties" and each an "Exercising Party") only in accordance with the rules and procedures established by MedPartners and delivered to Optionee. In the event that such rules and procedures are not established by MedPartners or not delivered to Optionee, the appropriate Exercising Party may exercise this Option by a written notice (in substantially the form of the Notice of Exercise attached hereto as Exhibit A) signed by the appropriate Exercising Party and delivered or mailed to MedPartners as specified in Section 10.3 hereof to the attention of the Corporate Secretary or such other officer as MedPartners may designate.

                 4.2. Content of Notice. Any notice sent to MedPartners in accordance with Section 4.1 (such notice a "Exercise Notice") shall:

                      (a) specify the number of shares of Common Stock which the appropriate Exercising Party then elects to purchase hereunder;



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                      (b)    contain such information as may
         be reasonably required pursuant to Section 9 hereof;
         and

                      (c) be accompanied by (i) a certified or cashier's check payable to MedPartners in an amount equal to the Exercise Price times the number of shares of Common Stock to be purchased (such amount, the "Aggregate Purchase Price"); (ii) shares of Common Stock having an Aggregate Stock Price (as hereinafter defined) equal to the Aggregate Purchase Price, duly endorsed for transfer, (iii) evidence acceptable to MedPartners that Optionee has executed irrevocable instructions to a broker to deliver promptly to MedPartners the Aggregate Purchase Price and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commissions and brokerage fees, to Optionee or to deliver the remaining shares of Common Stock to the Optionee; or (iv) any combinations of (i), (ii) or
         (iii);

                 4.3. Aggregate Stock Price. With respect to shares of Common Stock, the term "Aggregate Stock Price" shall equal the (i) Fair Market Value of the Common Stock and (ii) the number of such shares of Common Stock.

                 4.4. Withholding. MedPartners shall have the power and the right to deduct or withhold or require Optionee to remit to MedPartners an amount sufficient to satisfy all federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to the exercise of the Option or any taxable event associated with the Option or the Plan. MedPartners may also satisfy any withholding obligation by deducting the necessary amount from the salary of any employee option holder.

         5. VESTING AND EXERCISE. This Option shall be subject to the vesting provisions set forth in the Plan. Any sale of the Common Stock acquired through the exercise of all or any portion of the Option is subject to the applicable provisions of the MedPartners, Inc. Stock Trading Policy dated May 6, 1998, as such policy may be amended or supplemented by MedPartners within its sole discretion.

         6. ADJUSTMENT IN OPTION. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

         7. DEATH OF OPTIONEE. In the event of the Optionee's death, the appropriate Exercising Party may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option to the extent that Optionee could have exercised the Option on the date immediately preceding Optionee's death.

         8. DATE OF GRANT. This Option was granted by the Committee on the Grant Date.

         9. COMPLIANCE WITH REGULATORY MATTERS. The issuance of capital stock of MedPartners is subject to limitations imposed by federal and state law and MedPartners shall not be obligated to and expressly reserves the right not to issue any shares of Common Stock upon exercise of this Option that would cause MedPartners to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of MedPartners. Prior to the issuance of Common Stock, MedPartners may require Optionee (or any appropriate Exercising Party) to provide MedPartners with such information as is reasonably requested by MedPartners or its counsel to determine whether the issuance of Common Stock complies with the provisions described by this Section.

         10.     MISCELLANEOUS.

                 10.1. Successors and Assigns. This Certificate shall be binding upon the parties hereto and their representatives, successors and assigns.

                 10.2. Choice of Law. This Certificate shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

                 10.3. Notice. With the exception of the Exercise Notice required by Section 4, which must be actually received by MedPartners to be effective, any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing the same in the United States mail, return receipt requested, properly addressed to MedPartners at 3000 Galleria Tower, Suite 1000 Birmingham, Alabama 35244, Attn: Corporate Secretary or to Optionee at the address shown on the records of MedPartners or such other address as either party may give to the other party in writing in the same manner

                 10.4. Severability. The provisions of this Certificate are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

                 10.5. Section Headings. The paragraph and section headings herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Certificate.

IN WITNESS WHEREOF, the Committee has caused this Certificate to be executed on behalf of MedPartners.

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                                   MEDPARTNERS, INC.


                                   By: ---------------------------------------
                                   Title:
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                                   Exhibit A
                                       to
                         Stock Option Award Certificate


                               NOTICE OF EXERCISE

                             Dated ________________


         The undersigned (being referred to herein as the "Optionee") hereby notifies MedPartners, Inc. ("MedPartners") of this election to exercise the Optionee's stock option to purchase ________________ shares of MedPartners' common stock, $.001 par value (the "Common Stock"), pursuant to the Stock Option Award Certificate (the "Certificate") dated September 10, 1998. Optionee has either included with this Notice or caused to be delivered or transferred to MedPartners (1) certified funds in the amount of $________________, (2) _______________ shares of Common Stock presently owned by the undersigned with an expected Aggregate Stock Price (as defined in Section 4.3 of the Certificate) as of the date this notice is received by MedPartners of $__________________, and/or (3) evidence acceptable to MedPartners that Optionee has executed irrevocable instructions to a broker to deliver promptly to MedPartners the Aggregate Purchase Price (as defined in Section 4.2(c) of the Certificate) and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commissions and brokerage fees, to Optionee or to deliver the remaining shares of Common Stock to the Optionee; such amounts being equal, in the aggregate, to the Exercise Price per share set forth in
Section 2 of the Certificate multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 6 of the Certificate).

         Optionee acknowledges and agrees that (i) the purchase or sale of Common Stock by Optionee is subject to the MedPartners, Inc. Stock Trading Policy dated May 6, 1998 (as such policy may be amended or supplemented by MedPartners within its sole discretion); (ii) Optionee has obtained the necessary approval of MedPartners (if required) to sell the Common Stock; and
(iii) MedPartners shall have the power and the right to deduct or withhold or require Optionee to remit to MedPartners an amount sufficient to satisfy all federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to the exercise of the Option or any taxable event associated with the Option or the Plan.


         The undersigned is a resident of the State of __________.



                  IN WITNESS WHEREOF, the undersigned has set his/her hand and seal, this ________ day of ________________, ______.



BY:                                            SS#:
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       OPTIONEE SIGNATURE            DATE

PRINT NAME:                         DAYTIME PHONE:
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HOME ADDRESS:
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              STREET                     CITY         STATE            ZIP


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Agreed to and acknowledged:

By:                                    (  ) is  (  ) is not a Section 16 Insider
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Title:                                 (  ) is  (  ) is not a Rule 144 Affiliate
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